UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/16/2007

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32253

Delaware	23-3058564
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)

(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On January 10, 2007, EnerSys, through its subsidiary, EnerSys Holdings (Luxembourg) S.a.r.l., completed the Amendment Agreement ("Amendment") to its Euro 25,000,000 Credit Agreement (the "Credit Agreement") among EnerSys Holdings (Luxembourg) S.a.r.l., Sanpaolo IMI S.p.A., as Facility Agent and lender, and Banca Intesa S.p.A. Inc., as lender. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated by reference. The lenders approved the elimination of our senior secured debt leverage ratio covenant (while maintaining our total debt leverage ratio covenant) and agreed to several minor technical changes in the Credit Agreement. These changes are effective as of November 27, 2006, and are consistent with the changes to our $480,000,000 senior secured Credit Agreement as amended by the Third Amendment to Credit Agreement and First Amendment to Pledge Agreement, a copy of which was filed as Exhibit 10.2 to our Form 8-K (file number 1-32253), dated July 6, 2006.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

EnerSys, through its subsidiary, EnerSys Holdings (Luxembourg) S.a.r.l., completed the Amendment Agreement ("Amendment") to its Euro 25,000,000 Credit Agreement (the "Credit Agreement") among EnerSys Holdings (Luxembourg) S.a.r.l., Sanpaola IMI S.p.A., as Facility Agent and lender, and Banca Intesa S.p.A. Inc., as lender. The disclosure required by this Item 2.03 is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1 Amendment Agreement to Euro 25,000,000 Credit Facility.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: January 16, 2007	By:	/s/ Frank M. Macerato
Frank M. Macerato
Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment Agreement